UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2012

CSS Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1845 Walnut Street, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 569-9900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 5, 2012, CSS Industries, Inc. (the “Company,” “we,” “us” and “our”) sold certain assets of the Halloween portion of its Paper Magic Group, Inc. subsidiary, and as a result will be exiting the Halloween business at the conclusion of the 2012 Halloween season.

In connection with this exit, the Company expects to incur pretax expenses of up to $7.4 million in the fiscal year ending March 31, 2013. These costs will relate primarily to cash expenditures for facility closures (approximately $1.6 million), severance (approximately $1.6 million), professional and other costs (approximately $1.5 million) and non-cash asset write-downs of approximately $2.7 million.

Item 2.06 Material Impairments.

In connection with the exit of the Halloween business, a portion of the goodwill associated with the Paper Magic Group operating unit is required to be allocated to the basis of the assets being sold. This allocation is made on the basis of the fair value of the assets being sold relative to the overall fair value of the Paper Magic Group operating unit. Inclusive of the approximately $2.7 million non-cash asset write-downs identified under Item 2.05 above, total non-cash asset impairments, including goodwill, are expected to total up to approximately $5.2 million.

Item 7.01 Regulation FD Disclosure.

On September 6, 2012, we issued a press release announcing our sale of the Halloween portion of our Paper Magic Group, Inc. business. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. This press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference into any filing made by us under the Exchange Act and/or the Securities Act of 1933.

Forward Looking Statements.

Items 2.05 and 2.06 above contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the amount of certain charges that CSS expects to incur in connection with such sale. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market and economic conditions; increased competition (including competition from foreign products which may be imported at less than fair value and from foreign products which may benefit from foreign governmental subsidies); increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs and the risk that the Company may not be able to integrate and derive the expected benefits from such acquisitions; the risk that customers may become insolvent, may delay payments or may impose deductions or penalties on amounts owed to the Company; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws; risks associated with the disposition of the PMG Halloween business, including the risk that the charges to be incurred in connection with such sale may exceed CSS’ current estimates, and other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012 and elsewhere in the Company’s SEC filings. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated September 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

By:	/s/ Vincent A. Paccapaniccia
Vincent A. Paccapaniccia
Vice President – Finance and
Chief Financial Officer

Date: September 6, 2012

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated September 6, 2012.

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